UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2022, Adaptimmune Therapeutics plc (the “Company”) announced the appointment of Dr. Joanna Brewer as Chief Scientific Officer (“CSO”) effective as of May 4, 2022.

On May 4, 2022, Dr. Brewer entered into an employment agreement (the “Employment Agreement”) with the Company’s U.K. subsidiary that sets forth the terms and conditions under which Dr. Brewer will serve as CSO. Under the terms of the Employment Agreement effective May 4, 2022, Dr. Brewer will receive an annual base salary of $388,120, which may be modified by the Remuneration Committee of the Board of Directors in its sole discretion. The remuneration for the CSO, a U.K. resident, will be set and paid in pounds sterling. For the purpose of this Form 8-K, the base salary of £310,000 has been translated into U.S. dollars based on an exchange rate of $1.2520 to £1.

Dr. Brewer will also be eligible to receive an annual discretionary bonus, determined by the Remuneration Committee of the Board of Directors following the end of each calendar year that ends during her employment period where she serves as CSO (“Annual Bonus”), subject to: (i) objective criteria set forth by the Board of Directors or an authorized delegate thereof on an annual basis; and (ii) the overall performance of the Group. The initial target Annual Bonus effective from May 4, 2022 will be forty-five percent of Dr. Brewer’s base salary. The Annual Bonus payment will be pro-rated for any partial year of service.

Dr. Brewer will be eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board of Directors. On or around May 4, 2022, or such other date as the Board of Directors may determine and subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, Dr. Brewer will be awarded 333,792 market value options to acquire ordinary shares in the Company and 223,512 nominal cost options to acquire ordinary shares in the Company on condition that, at the time of the award of such stock options, Dr. Brewer continues to serve as the Company’s CSO and remains employed by the Company and is not under notice of termination (whether given by the Company or Dr. Brewer). The options will vest over a period of four years from the date of grant. The market value options will have an exercise price per ordinary share of not less than one sixth of the closing trading price of the Company’s American Depositary Shares on the last business day prior to the date of grant, translated from USD to GBP, and the nominal cost options will have an exercise price of £0.001 per ordinary share. Dr. Brewer will also be entitled to additional employee benefits.

The employment may be terminated by either party giving no less than nine months’ written notice. In addition, the Company may terminate the Employment Agreement immediately by notice if Dr. Brewer (i) commits a material breach under the agreement, (ii) is guilty of conduct tending to bring her or the company into disrepute, (iii) becomes bankrupt, (iv) fails to perform her duties to a satisfactory standard, or (v) is convicted of an offence under any statutory enactment or regulation (including the criminal offence of insider dealing under the Criminal Justice Act 1993 or any similar conviction in the United States, but excluding a motoring offence for which no custodial sentence is given).

In the event of a termination of employment by the Company without cause or a resignation by Dr. Brewer for good reason, upon a change of control, any portion of stock option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Dr. Brewer will also be entitled to payments under her Employment Agreement and the Company’s executive severance policy in the event of a termination by the Company without cause or a resignation by Dr. Brewer for good reason without a change of control and upon a change of control. In order to receive severance benefits under the Employment Agreement and policy, Dr. Brewer is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the Employment Agreement. The Employment Agreement also contains non-solicitation and non-competition provisions for a twelve month period as well as standard confidentiality provisions.

Most recently, Dr. Brewer served as Senior Vice President, Allogeneic Research at Adaptimmune since December 2019. In this role, she built the Allogeneic Research organization from the ground up and took the concept of iPSC-derived allogeneic T-cell therapies from an idea into the potential for an allogeneic candidate in the clinic. Prior to her SVP role, Dr. Brewer held a series of senior managerial roles within Adaptimmune’s research organization. Her experience in immunotherapy and cell therapy at Adaptimmune and its predecessor companies spans more than 20 years and includes roles across the breadth of discovery. Before focussing solely on the allogeneic platform for the last three years, Dr. Brewer was one of the founding scientists at Adaptimmune who built multiple research teams working on the development of SPEAR T-cell therapies including NY-ESO (transitioned to GSK in 2018), ADP-A2M4 and ADP-A2AFP, as well as early next-generation approaches including the ADP-A2M4CD8 construct.

Prior to joining Adaptimmune in 2009, Dr. Brewer held positions at Avidex, Medigene, and Immunocore. She holds a master’s degree in Natural Sciences, and a Ph.D. in cellular signalling, both from the University of Cambridge, U.K.

There are no family relationships between Dr. Brewer and any director or executive officer of the Company, and the Company has not entered into any transactions with Dr. Brewer that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Dr. Brewer and any other persons pursuant to which she was selected as CSO.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated as of May 4, 2022 by and between Adaptimmune Limited and Joanna Brewer
99.1	Press release dated May 4, 2022
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: May 4, 2022	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary